October 12, 1999

CBS Corporation
51 West 52nd Street
New York, N.Y.  10019

     Re:  CBS Corporation Registration Statement
          On Form S-3 Relating to the CBS/Gaylord Transaction

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed by CBS Corporation, a Pennsylvania corporation ("CBS"), under the Securities Act of 1933, as amended, relating to the sale of shares of CBS's common stock, par value $1.00 per share ("CBS Common Stock"), issuable upon conversion of shares of CBS's Series B Participating Preferred Stock, par value $1.00 per share ("Preferred Stock"), I am rendering this opinion with respect to the validity of the shares of CBS Common Stock to be issued. At your request, this opinion is being furnished to you for filing as
Exhibit 5 to the Registration Statement.

As set forth in the Registration Statement, CBS will issue shares of the Preferred Stock in connection with the consummation of the mergers of CBS Dallas Media, Inc., a Delaware corporation and a wholly-owned subsidiary of CBS ("CBS Dallas Media"), with and into Gaylord Television Company, a Delaware corporation ("GTC"), and CBS Dallas Ventures, Inc., a Delaware corporation and a wholly-owned subsidiary of CBS ("CBS Dallas Ventures"), with and into Gaylord Communications, Inc., a Texas corporation ("GCI"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 9, 1999, as amended as of October 8, 1999, by and among Gaylord Entertainment Company, a Delaware corporation, CBS, GTC, GCI, CBS Dallas Media and CBS Dallas Ventures. The Preferred Stock is convertible by the holder into shares of CBS Common Stock at any time. The Registration Statement relates to the shares of CBS Common Stock issuable upon conversion of the Preferred Stock. In my capacity as General Counsel for CBS, I have examined, either personally or indirectly through lawyers who report to me or through other counsel, originals or copies (certified or otherwise identified to my satisfaction) of the Merger Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of CBS, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as the basis for the opinions hereinafter set forth.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of CBS and upon the representations and warranties of CBS contained in the Merger Agreement.

Based on the foregoing, I am of the opinion that the shares of CBS Common Stock to be issued upon the conversion of the shares of Preferred Stock to be issued pursuant to the Merger Agreement have been duly authorized and, when any such shares of CBS Common Stock have been issued upon any such conversion, such shares of CBS Common Stock will be validly issued, fully paid and nonassessable.




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I express no opinion with respect to the laws of any jurisdiction other than the corporate laws of the Commonwealth of Pennsylvania and the federal securities laws of the United States.

I hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to any and all references to me in the prospectus which is a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Louis J. Briskman
                                        -------------------------
                                        Louis J. Briskman
                                        Executive Vice President and
                                        General Counsel